Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Etienne Marcus
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

THIRD QUARTER OF FISCAL 2022 AND PROVIDES BUSINESS UPDATE

CALABASAS HILLS, Calif., – November 1, 2022 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the third quarter of fiscal 2022, which ended on September 27, 2022.

Total revenues were $784.0 million in the third quarter of fiscal 2022 compared to $754.5 million in the third quarter of fiscal 2021. Net loss and diluted net loss per share were $2.4 million and $0.05, respectively, in the third quarter of fiscal 2022.

Excluding the after-tax impact of a $0.8 million charge recorded by the Company primarily associated with FRC acquisition-related items, adjusted net loss and adjusted net loss per share for the third quarter of fiscal 2022 were $1.6 million and $0.03, respectively. Please see the Company’s reconciliation of non-GAAP financial measures at the end of this press release.

Comparable restaurant sales at The Cheesecake Factory restaurants increased 1.1% year-over-year in the third quarter of fiscal 2022. Relative to fiscal 2019, third quarter comparable restaurant sales at The Cheesecake Factory restaurants increased 9.5%. Through October 25th, fourth quarter-to-date comparable sales for The Cheesecake Factory restaurants increased approximately 2.8% year-over-year and 14.0% as compared to the same period in fiscal 2019.

“Our revenue results for the third quarter were within our expected range, and sales trends across our portfolio of concepts remained solid, strengthening throughout the quarter and into the fourth quarter,” said David Overton, Chairman and Chief Executive Officer. “Our operators remain focused on delivering delicious and memorable guest experiences and effectively managing what is in their control. In fact, labor productivity and food efficiency results for the quarter exceeded our expectations and pre-pandemic levels.”

“While our operational performance has been solid and core cost inputs have become more stable and predictable, we continue to face a dynamic and challenging inflationary environment in some areas. As a result, our profit margins in the quarter reflected higher than anticipated operating expenses particularly in utilities and building maintenance. However, we remain highly focused on returning restaurant margins to pre-pandemic levels in the near-term supported by appropriate pricing actions to offset the higher costs while also managing the business for the long-term including increasing market share.”

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Development

During the third quarter of fiscal 2022, we opened The Cheesecake Factory in Katy, TX, a suburb of Houston, a North Italia in Dunwoody, GA, a suburb of Atlanta, and a Fly Bye in Phoenix, AZ.

The Company now expects to open as many as 13 new restaurants in fiscal 2022, including as many as three Cheesecake Factory restaurants, four North Italia restaurants, and as many as six FRC restaurants, including three Flower Child locations. This includes the opening of The Cheesecake Factory Opry Mills in Nashville, TN, a North Italia in The Woodlands, TX, a suburb of Houston, and a Flower Child in Austin, TX subsequent to third quarter-end.

In addition, in fiscal 2022 the Company expects one Cheesecake Factory restaurant to open internationally under a licensing agreement.

Liquidity and Capital Allocation

As of September 27, 2022, the Company had total available liquidity of $372 million, including a cash balance of $133 million and availability on its revolving credit facility of $239 million. Total principal amount of debt outstanding was $475 million, including $345 million in principal amount of 0.375% convertible senior notes due 2026 and $130 million in principal amount drawn on the Company’s revolving credit facility.

The Company repurchased approximately 889,000 shares of its common stock at a cost of $26.7 million in the third quarter of fiscal 2022, and also announced today that its Board of Directors declared a quarterly dividend of $0.27 per share to be paid on November 28, 2022 to shareholders of record at the close of business on November 15, 2022. As of September 27, 2022, 1.5 million shares remained available under the Company’s authorized share repurchase program. Subsequent to quarter-end, the Company’s Board of Directors authorized an increase of 5.0 million shares to the existing repurchase program raising the total authorization to 61.0 million shares.

Conference Call and Webcast

The Company will hold a conference call to review its results for the third quarter of fiscal 2022 today at 2:00 p.m. Pacific Time. The conference call will be webcast live on the Company’s website at investors.thecheesecakefactory.com and a replay of the webcast will be available through December 1, 2022.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated is a leader in experiential dining. We are culinary forward and relentlessly focused on hospitality. Delicious, memorable experiences created by passionate people – this defines who we are and where we are going. We currently own and operate 314 restaurants throughout the United States and Canada under brands including The Cheesecake Factory®, North Italia® and a collection within our Fox Restaurant Concepts business. Internationally, 29 The Cheesecake Factory® restaurants operate under licensing agreements. Our bakery division operates two facilities that produce quality cheesecakes and other baked products for our restaurants, international licensees and third-party bakery customers. In 2022, we were named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the ninth consecutive year. To learn more, visit www.thecheesecakefactory.com, www.northitalia.com and www.foxrc.com.

From Fortune ©2022 Fortune Media IP Limited. All rights reserved. Used under license. Fortune and Fortune 100 Best Companies to Work For are registered trademarks of Fortune Media IP Limited and are used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, The Cheesecake Factory Incorporated.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding sales trends and strength, returning to pre-pandemic margins, pricing actions to offset higher costs, increasing market share, development expectations, liquidity, the quarterly dividend and the Company’s share repurchase program. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. These forward-looking statements may be affected by various factors including: the rapidly evolving nature of the COVID-19 pandemic and related containment measures, including the potential for a complete shutdown of the Company’s restaurants, international licensee restaurants and the Company’s bakery operations; supply chain disruptions and inflation; the geopolitical environment; demonstrations, political unrest, potential damage to or closure of the Company’s restaurants and potential reputational damage to the Company or any of its brands; economic, public health and political conditions that impact consumer confidence and spending, including the impact of COVID-19 and other health epidemics or pandemics on the global economy; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of North Italia and the Fox Restaurant Concepts restaurants, Social Monk Asian Kitchen and other concepts; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross border taxation; changes in unemployment rates; changes in laws impacting the Company’s business, including laws and regulations related to COVID-19 impacting restaurant operations and customer access to off- and on-premise dining; increases in minimum wages and benefit costs; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located, and the Company’s ability to successfully manage its lease arrangements with landlords; unanticipated costs that may arise in connection with a return to normal course of business; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; the timing of new unit development; compliance with debt covenants; strategic capital allocation decisions including with respect to share repurchases or dividends; the ability to achieve projected financial results; the resolution of uncertain tax positions with the Internal Revenue Service and the impact of tax reform legislation; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risks, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

The Cheesecake Factory Incorporated
Condensed Consolidated Financial Statements
(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended		13 Weeks Ended		39 Weeks Ended		39 Weeks Ended
Consolidated Statements of (Loss)/Income	September 27, 2022		September 28, 2021		September 27, 2022		September 28, 2021
	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues
Revenues	$784,001	100.0%	$754,474	100.0%	$2,410,354	100.0%	$2,150,847	100.0%
Costs and expenses:
Cost of sales	197,774	25.2%	169,418	22.5%	590,457	24.5%	474,237	22.0%
Labor expenses	293,040	37.4%	279,957	37.1%	893,322	37.1%	784,501	36.5%
Other operating costs and expenses	217,009	27.7%	201,490	26.7%	643,844	26.7%	582,518	27.1%
General and administrative expenses	50,324	6.4%	45,802	6.1%	149,638	6.2%	138,457	6.4%
Depreciation and amortization expenses	22,651	2.9%	22,576	3.0%	66,764	2.8%	66,805	3.1%
Impairment of assets and lease termination expenses	-	0.0%	-	0.0%	313	0.0%	594	0.0%
Acquisition-related contingent consideration, compensation and amortization expenses	1,081	0.1%	685	0.1%	2,920	0.1%	12,592	0.6%
Preopening costs	4,327	0.6%	3,169	0.4%	9,038	0.4%	9,804	0.5%
Total costs and expenses	786,206	100.3%	723,097	95.9%	2,356,296	97.8%	2,069,508	96.2%
(Loss)/ income from operations	(2,205)	(0.3)%	31,377	4.1%	54,058	2.2%	81,339	3.8%
Interest and other expense, net	(1,315)	(0.1)%	(1,794)	(0.2)%	(3,906)	(0.1)%	(9,194)	(0.4)%
(Loss)/ income before income taxes	(3,520)	(0.4)%	29,583	3.9%	50,152	2.1%	72,145	3.4%
Income tax (benefit)/ provision	(1,122)	(0.1)%	(3,097)	(0.4)%	3,731	0.2%	1,882	0.1%
Net (loss)/income	(2,398)	-0.3%	32,680	4.3%	46,421	1.9%	70,263	3.3%
Dividends on Series A preferred stock (1)	-	0.0%	-	0.0%	-	0.0%	(18,661)	(0.9)%
Undistributed earnings allocated to Series A preferred stock	-	0.0%	-	0.0%	-	0.0%	(5,804)	(0.3)%
Net (loss)/ income available to common stockholders	$(2,398)	-0.3%	$32,680	4.3%	$46,421	1.9%	$45,798	2.1%

Basic net (loss)/ income per common share	$(0.05)		$0.65		$0.93		$0.98
Basic weighted average shares outstanding	49,653		50,212		50,124		46,624

Diluted net (loss)/ income per common share (2)	$(0.05)		$0.64		$0.92		$0.96
Diluted weighted average shares outstanding	49,653		51,113		50,708		47,675

(1) During the second quarter of fiscal 2021, the Company completed the repurchase of 150,000 shares of its previously outstanding convertible preferred stock and the conversion of the remaining 50,000 shares of convertible preferred stock into approximately 2.4 million shares of the Company’s common stock, which simplified the Company’s capital structure and eliminated future convertible preferred dividends. For GAAP accounting purposes, $13.6 million of the total consideration paid was deemed to be a dividend during the second quarter of fiscal 2021.

(2) Diluted net (loss)/ income per common share reflects an adjustment for reallocation of undistributed earnings to preferred stock of $113,796 for the thirty-nine weeks ended September 28, 2021.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
Selected Segment Information	September 27, 2022	September 28, 2021	September 27, 2022	September 28, 2021
Revenues:
The Cheesecake Factory restaurants	$602,902	$592,555	$1,853,576	$1,698,635
North Italia	54,113	44,357	163,108	120,747
Other FRC	52,193	44,326	171,045	127,978
Other	74,793	73,236	222,625	203,487
Total	$784,001	$754,474	$2,410,354	$2,150,847

(Loss)/Income from operations:
The Cheesecake Factory restaurants	$42,122	$66,791	$169,893	$194,470
North Italia	1,655	1,962	10,381	5,320
Other FRC	4,109	3,403	18,231	14,565
Other	(50,091)	(40,779)	(144,447)	(133,016)
Total	$(2,205)	$31,377	$54,058	$81,339

Preopening costs:
The Cheesecake Factory restaurants	$2,757	$968	$5,163	$3,616
North Italia	1,341	1,057	2,755	3,335
Other FRC	84	849	357	1,948
Other	145	295	763	905
Total	$4,327	$3,169	$9,038	$9,804

Impairment of assets and lease termination expenses:
The Cheesecake Factory restaurants	$-	$-	$(59)	$-
North Italia	-	-	-	-
Other FRC	-	-	-	-
Other	-	-	372	594
Total	$-	$-	$313	$594

Depreciation and amortization expenses:
The Cheesecake Factory restaurants	$15,874	$16,414	$47,736	$49,221
North Italia	1,556	1,068	4,076	2,893
Other FRC	1,661	1,208	4,712	3,423
Other	3,560	3,886	10,240	11,268
Total	$22,651	$22,576	$66,764	$66,805

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
	September 27, 2022	September 28, 2021	September 27, 2022	September 28, 2021
The Cheesecake Factory restaurants operating information:
Comparable restaurant sales vs. prior year	1.1%	41.1%	8.2%	48.0%
Comparable restaurant sales vs. 2019	9.5%	8.3%	10.2%	1.9%
Restaurants opened during period	1	-	1	1
Restaurants open at period-end	209	207	209	207
Restaurant operating weeks	2,705	2,689	8,113	8,058

North Italia operating information:
Comparable restaurant sales vs. prior year	10%	38%	17%	53%
Comparable restaurant sales vs. 2019	18%	8%	21%	5%
Restaurants opened during period	1	2	2	5
Restaurants open at period-end	31	28	31	28
Restaurant operating weeks	395	349	1,150	980

Other Fox Restaurant Concepts (FRC) operating information:(1)
Restaurants opened during period	1	1	1	2
Restaurants open at period-end	32	29	32	29
Restaurant operating weeks	413	371	1,219	1,067

Other operating information:(2)
Restaurants opened during period	-	1	1	2
Restaurants open at period-end	39	40	39	40
Restaurant operating weeks	507	507	1,514	1,474

Number of company-owned restaurants:
The Cheesecake Factory	209
North Italia	31
Other FRC	32
Other	39
Total	311

Number of international-licensed restaurants:
The Cheesecake Factory	29

(1) The Other FRC segment includes all FRC brands except Flower Child.

(2) The Other segment includes the Flower Child, Grand Lux Cafe and Social Monk Asian Kitchen concepts, as well as the Company's third-party bakery, international and consumer packaged goods businesses, unallocated corporate expenses and gift card costs.

Selected Consolidated Balance Sheet Information	September 27, 2022	December 28, 2021
Cash and cash equivalents	$133,157	$189,627
Long-term debt, net of issuance costs (1)	467,528	466,017

(1) Includes $337.5 million net balance of 0.375% convertible senior notes due 2026 (principal amount of $345 million less $7.5 million in unamortized issuance costs) and $130 million drawn on the Company's revolving credit facility. The unamortized issuance costs were recorded as a contra-liability and netted with long-term debt on the Condensed Consolidated Balance Sheet and are being amortized as interest expense.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in this press release, the Company is providing non-GAAP measurements which present net (loss)/income and net (loss)/income per share excluding the impact of certain items. The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP. These non-GAAP measures are calculated by eliminating from net (loss)/income and diluted net (loss)/income per share the impact of items the Company does not consider indicative of its ongoing operations. To reflect the then-potential impact of the conversion of the Company’s convertible preferred stock into common stock for the period that it was outstanding prior to the repurchase and conversion on June 15, 2021, the Company excluded the preferred dividend and assumed all convertible preferred shares convert to common stock. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.

The Cheesecake Factory Incorporated
Reconciliation of Non-GAAP Financial Measures
(unaudited; in thousands, except per share data)

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
	September 27, 2022	September 28, 2021	September 27, 2022	September 28, 2021
Net (loss)/income available to common stockholders (GAAP)	$(2,398)	$32,680	$46,421	$45,798
Dividends on Series A preferred stock	-	-	-	18,661
Net income attributable to Series A preferred stock	-	-	-	5,804
COVID-19 related costs(1)	-	-	-	4,917
Impairment of assets and lease termination expenses(2)	-	-	313	594
Acquisition-related contingent consideration, compensation and amortization expenses(3)	1,081	685	2,920	12,592
Termination of interest rate swap	-	-	-	2,354
Uncertain tax position(4)	-	-	-	2,471
Tax effect of adjustments(5)	(281)	(178)	(840)	(5,318)
Adjusted net (loss)/income (non-GAAP)	$(1,598)	$33,187	$48,814	$87,873

Diluted net (loss)/income per common share (GAAP)	$(0.05)	$0.64	$0.92	$0.96
Dividends on Series A preferred stock	-	-	-	0.35
Net Income attributable to Series A preferred stock	-	-	-	0.11
Assumed impact of potential conversion of Series A preferred stock into common stock(6)	-	-	-	(0.11)
COVID-19 related costs	-	-	-	0.09
Impairment of assets and lease termination expenses	-	-	0.01	0.01
Acquisition-related contingent consideration, compensation and amortization expenses	0.02	0.01	0.06	0.23
Termination of interest rate swap	-	-	-	0.04
Uncertain tax position	-	-	-	0.05
Tax effect of adjustments	(0.01)	(0.00)	(0.02)	(0.10)
Adjusted net (loss)/income per share (non-GAAP)(7)	$(0.03)	$0.65	$0.96	$1.64

(1) Represents incremental costs associated with COVID-19 such as sanitation, personal protective equipment, sick and vaccination pay, and healthcare benefits for furloughed staff members.

(2) A detailed breakdown of impairment of assets and lease termination expenses recorded in the thirteen and thirty-nine weeks ended September 27, 2022 and September 28, 2021 can be found in the Selected Segment Information table.

(3) Represents changes in the fair value of the deferred consideration and contingent consideration and compensation liabilities related to the North Italia and FRC acquisition, as well as amortization of acquired definite-lived licensing agreements.

(4) Reserve for uncertain tax position. Uncertain tax positions taken in a tax return are recognized in the financial statements when it is more likely than not that the position will be sustained upon examination by tax authorities based on its technical merits, taking into account available administrative remedies and litigation.

(5) Based on the federal statutory rate and an estimated blended state tax rate, the tax effect on all adjustments assumes a 26% tax rate for the fiscal 2022 and 2021 periods.

(6) Represents the impact of assuming the conversion of Series A  preferred stock into common stock (0 and 5,908,187 shares for the thirteen and thirty-nine weeks ended September 28, 2021, respectively), resulting in an assumption of 51,112,650 and 53,582,824 weighted-average common shares outstanding for the thirteen and thirty-nine weeks ended September 28, 2021, respectively.

(7) Adjusted net (loss)/income per share may not add due to rounding.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100